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                                                                     EXHIBIT 5.1


                      RICH, MAY, BILODEAU & FLAHERTY, P.C.
                             THE OLD SOUTH BUILDING
                             294 WASHINGTON STREET
                        BOSTON, MASSACHUSETTS 02108-4675
                            TELEPHONE (617) 482-1360
                               FAX (617) 556-3889



July 1, 1996


EV Environmental, Inc.
1465 Post Road East
Westport, CT  06880

Gentlemen:


     We have acted as counsel to EV Environmental, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 102,000 Series A Warrants and 3,026,754 shares of Common Stock (collectively the "Securities).

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificated of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that those Securities that have been issued as of the date hereof are validly issued, fully paid and non-assessable, and that those Securities to be issued will be, when issued, delivered and paid for in accordance with the terms of the various agreements providing for their issuance, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.
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RICH, MAY, BILODEAU & FLAHERTY, P.C.

EV Environmental, Inc.

July 1, 1996
Page 2


     Stockholders of this firm are members of the Bar of the Commonwealth of Massachusetts and we do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America, the Commonwealth of Massachusetts and, to the extent necessary to express the above opinion, the State of Delaware.

                    Very truly yours,



                    Rich, May, Bilodeau & Flaherty, P.C.